UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2018

Commission file number 001-11625

Pentair plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

43 London Wall, London, EC2M 5TF United Kingdom

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 44-207-347-8925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Karen L. Keegans (the “Executive”) resigned from her position as an officer of Pentair plc (the “Company”) on January 5, 2018 (the “Separation Date”).

(e)    Effective on January 5, 2018, Pentair Management Company (“PMC”), a wholly-owned subsidiary of the Company, and the Executive, entered into a Confidential Separation Agreement and Release (the “Agreement”). Pursuant to the Agreement, PMC agreed to make separation payments to the Executive of (i) $850,000 within 20 days following the Executive’s execution of the Agreement and (ii) provided that the Executive is in compliance with her obligations under the Agreement, including the non-solicitation and non-competition covenants described below, $850,000 payable within twelve (12) months following the Separation Date. The Agreement also provides that PMC will make an additional payment of $37,320, which the Executive may use toward the cost of future health insurance premiums or for other purposes, at the same time the first separation payment is made. The Executive will receive a cash bonus for 2017 which will be payable in March 2018 pursuant to the Pentair Management Incentive Plan. Under the Agreement, PMC will pay for outplacement services up to a Company determined maximum, provided that in lieu of outplacement services, the Executive may elect to receive a payment of $45,000. In addition, PMC agrees to treat Executive’s unvested equity awards as follows: Executive’s unearned restricted stock units will be treated as fully and immediately vested effective as of the Separation Date; Executive’s unvested stock options shall remain outstanding and continue to vest according to the award’s original vesting schedule and be exercisable until the earlier of the expiration date of the award or the five year anniversary of the Separation Date; and any unearned performance units will be deemed vested at the level of performance approved by the Company’s compensation committee at the time of the spin-off of the Company’s electrical business.

In exchange for the benefits above, the Executive agreed to release PMC and all of its affiliated entities and persons from all claims arising out of the Executive’s employment or separation of employment with PMC. The Executive also agreed for a 24-month period after the Separation Date that the Executive will not (i) become employed by, consult with, obtain an ownership interest in, render services to, or have any competitive involvement with, any entity or person that competes with the business of the Company and its affiliates, (ii) solicit or accept competitive business from any customer of the Company and its affiliates or (iii) solicit any employee of the Company and its affiliates.

The foregoing description of the Agreement is qualified in its entirety by reference to the full copy of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

a)	Financial Statements of Businesses Acquired

Not applicable.

b)	Pro Forma Financial Information

Not applicable.

c)	Shell Company Transactions

Not applicable.

d)	Exhibits

The exhibit listed in the following Exhibit Index is being filed herewith:

Exhibit Index

Exhibit Number	Description

10.1	Confidential Separation Agreement and Release, dated as of January 5, 2018, between Pentair Management Company and Karen L. Keegans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 5, 2018.

PENTAIR PLC
Registrant

By:	/s/ Angela D. Jilek
Angela D. Jilek
Senior Vice President, General Counsel and Secretary